                                                                    EXHIBIT 99.1

                            SILVERLEAF RESORTS, INC.
                        1221 River Bend Drive, Suite 120
                               Dallas, Texas 75247
                                 (214) 631-1166

Contact:  Harry J. White, Jr.
          Chief Financial Officer

             SILVERLEAF RESORTS, INC. ANNOUNCES UPDATED INFORMATION

         DALLAS, Texas. (March 15, 2002) - Silverleaf Resorts, Inc. today announced updated information with regard to its previously announced liquidity issues and other operational matters.

         In February 2001, the Company disclosed significant liquidity issues arising primarily from its failure to close a new credit facility with its largest secured creditor. Since then, the Company and its financial advisors have attempted to develop and implement a plan to return the Company to a more stable financial condition. The Company has remained in default under its credit facilities with its three principal secured lenders, but they have each agreed to forebear taking any action as a result of the Company's defaults and to continue funding so long as the Company continues to comply with the terms of interim arrangements with these lenders. Unless extended, these interim arrangements expire on March 31, 2002. In addition, the Company remains in default with its fourth secured lender, which has tentatively extended its payment terms.

         The Company is also in default with respect to $66.7 million of its 10 1/2% senior subordinated notes due 2008. The Company will immediately commence an exchange offer with the holders of these existing notes. Under the terms of the exchange offer, holders will be offered a combination of cash, new notes, and Silverleaf common stock for their existing notes. The exchange offer may not be consummated unless at least 80% in principal amount of the existing notes are tendered. Additionally, under the terms of the exchange offer, the indenture related to the existing notes will be amended to waive existing defaults, eliminate substantially all restrictive covenants, and subordinate the existing notes to the new notes. If the exchange offer is successful, holders of the existing notes will acquire 65% of the Company's outstanding common stock. The principal amount of each new note issued will be only 50% of the principal amount of each existing note exchanged. The interest rate of the new notes will be fixed between 5% and 8%, depending upon the actual percentage of existing notes exchanged by the pricing date.

         The Company has negotiated restructured two-year revolving credit facilities with its three principal secured lenders as well as a restructured revolving off-balance sheet facility with another financing source. Funding under all of these facilities is dependent upon successful completion of the exchange offer. If Silverleaf is unable to consummate the exchange offer, there can be no assurance that it will be able to obtain sufficient financing to continue its operations.

         The Company is reporting revenue of $285.8 million, a net loss of $59.9 million and a net loss per share of $4.65 for the year ended December 31, 2000, compared to restated revenue of $230.4 million, restated net income of $17.7 million and restated net income per share of $1.37 for the year ended December 31, 1999. Amounts reported for the quarter ended December 31, 2000 were revenue of $68.5 million, a net loss of $45.3 million and a net loss per share of $3.51, compared to restated revenue of $64.1 million, restated net income of $3.2 million and restated net income per share of $0.25 for the quarter ended December 31, 1999. At December 31, 2000, due to its announced liquidity concerns and related uncertainties, the Company incurred one-time charges of $15.5 million to write-down inventories, $5.4 million to record the impairment of land and land held for sale, $3.1 million to write-off unsold inventory of vacation intervals from certain managed resorts, and $0.9 million to write-off intangible assets established in connection with the acquisition of these managed resorts. Additionally, the Company substantially increased its provision for uncollectible notes in 2000 to provide for poorer performance in the Company's notes receivable portfolio which resulted from a general downturn in the economy and the elimination of programs that had been in place to bring delinquent notes current. The additional amount provided was approximately $85 million. In the fourth quarter of 2000, the Company also wrote-off its receivable from Silverleaf Club and incurred a charge of $7.5 million.

         The Company's independent auditors disclaimed an opinion on the consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 2000 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2000 because of pervasive uncertainties regarding the Company's ability to continue as a going concern.

                                     -more-

         The Company also announced today that it would restate its consolidated financial statements for 1998, 1999, and the first three quarters of 2000 as a result of adjustments identified in connection with finalizing its December 31, 2000 financial statements. The adjustments recorded in the Company's restated consolidated financial statements decrease the Company's previously reported net income by $997,000 and $1.6 million for the years ended December 31, 1998 and 1999, respectively. The adjustments decrease the Company's previously reported total assets by $1.0 million and $2.0 million as of December 31, 1998 and 1999, respectively. The adjustments to the Company's previously announced quarterly results for 2000 decrease the Company's previously reported net income by $311,000, $6.3 million, and $18.2 million for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, respectively. The adjustments decrease the Company's previously reported total assets by $2.1 million, $9.5 million, and $37.2 million as of March 31, 2000, June 30, 2000, and September 30, 2000, respectively.

         The specific items, that resulted in adjustments are summarized as follows:

         o The Company has significantly increased its provision for uncollectible notes and the related allowance for the quarters ended June 30, 2000 and September 30, 2000.

         o Effective in the fourth quarter of 2000, the Company adopted SAB No. 101 and modified its method of accounting for sampler sales, which resulted in the adjustment of sampler sales and the direct costs associated with these sales.

         o The Company identified certain errors in accounting that had occurred during the prior periods that resulted in the Company either recognizing revenue that it had not yet earned or failing to cancel sales that were properly rescinded by its customers during the respective periods. These errors include the failure in some cases to properly apply interest payments and membership dues, and to properly reconcile debt balances and lender lock box activity related to pledged notes receivable.

         o The Company changed the treatment of the costs associated with its prepaid marketing lists from a capitalized cost amortized over its useful life to an expense. The Company also corrected the classification of customer notes receivable activity on its consolidated statement of cash flows from an investing activity to an operating activity.

         o Additional write-offs include litigation costs, that the Company originally believed would be covered under the Company's insurance policies.

         A summary of the significant effects of the restatement is included below. The Company has begun the process of preparing the amended reports necessary to restate its previously released financial statements. Silverleaf intends to file these amended reports with the Securities and Exchange Commission as soon as is practicable.

         Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and/or operates 19 resorts in various stages of development. Silverleaf Resorts offer a wide array of country club-like amenities, such as golf, swimming, horseback riding, boating, and many organized activities for children and adults. Silverleaf has a managed ownership base of over 124,000.

         This release contains certain forward-looking statements that involve risks and uncertainties and actual results many differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. Additionally, anticipated results are dependent upon the Company's ability to identify and acquire or develop other operations under terms that are beneficial to the Company and its shareholders. Other risk factors are more fully discussed under "Cautionary Statements" in the Company's SEC reports, including the Company's 1999 annual report on Form 10-K (pages 29 through 35 thereof).

                                (table to follow)

                            Silverleaf Resorts, Inc.

                Adjustments to Consolidated Financial Statements
                                   (Unaudited)


         A summary of the effects of adjustments on the Company's statements of operations for the years ended December 31, 1998 and 1999 and the nine months ended September 30, 2000 is as follows (in thousands):

                                                                                                NINE MONTHS
                                                                             YEAR ENDED            ENDED
                                                                            DECEMBER 31,        SEPTEMBER 30,
                                                                       ----------------------   ------------
                                                                         1998         1999          2000
                                                                       ---------    ---------   ------------
Revenues As Previously Reported ....................................   $ 160,755    $ 230,758    $ 211,745

    Revision to downgrade policy ...................................          --           --        4,231
    Delayed cancellation of rescinded sales ........................        (531)        (337)         910
    Deferral of sales within the rescission period .................        (733)         231          585
    Incorrect application of membership dues payments ..............          --           --         (104)
    Revision to interest income related to loan amortization .......          --           --          936
    Revision to sampler revenue recognition policy .................      (1,083)         (20)        (726)
    Reconciliation of lender debt ..................................          --         (189)        (267)
                                                                       ---------    ---------    ---------
        Total adjustments ..........................................      (2,347)        (315)       5,565

    Revenues As Restated ...........................................   $ 158,408    $ 230,443    $ 217,310
                                                                       =========    =========    =========

Costs and Expenses As Previously Reported ..........................   $ 130,945    $ 199,402    $ 195,701

    Increased provision for uncollectible notes ....................          --           --       38,530
    Revision to downgrade policy ...................................          --           --        4,231
    Delayed cancellation of rescinded sales ........................        (169)         (79)         263
    Deferral of sales within the rescission period .................        (365)         157          249
    Incorrect application of membership dues payments ..............          --           --          (44)
    Revision to sampler revenue recognition policy .................        (387)       1,127           26
    Reconciliation of lender debt ..................................        (189)         289          194
    Litigation costs ...............................................          --           43        1,041
    Revision to prepaid customer lists policy ......................          --           --          388
    Other miscellaneous items ......................................         382          703          449
                                                                       ---------    ---------    ---------
        Total adjustments ..........................................        (728)       2,240       45,327

    Costs and Expenses As Restated .................................   $ 130,217    $ 201,642    $ 241,028
                                                                       =========    =========    =========

Income before provision for income taxes as previously reported ....   $  29,810    $  31,356    $  16,044
    Total adjustments ..............................................      (1,619)      (2,555)     (39,762)
                                                                       ---------    ---------    ---------
    Income (loss) before provision for income taxes as restated ....   $  28,191    $  28,801    $ (23,718)
                                                                       =========    =========    =========

Provision for income taxes as previously reported ..................   $  11,432    $  12,072        6,178
    Total adjustments ..............................................        (622)        (982)     (14,966)
                                                                       ---------    ---------    ---------
    Provision (benefit) for income taxes as restated ...............   $  10,810    $  11,090    $  (8,788)
                                                                       =========    =========    =========

Net income as previously reported ..................................   $  18,378    $  19,284    $  10,182
    Total adjustments ..............................................        (997)      (1,573)     (24,796)
                                                                       ---------    ---------    ---------
    Net income (loss) as restated ..................................   $  17,381    $  17,711    $ (14,614)
                                                                       =========    =========    =========






                                     -more-

         A summary of the significant effects of the restatement on the Company's consolidated financial statements for the years ended December 31, 1998 and 1999, and as of December 31, 1999 is as follows (in thousands):

                                                                               YEAR ENDED DECEMBER 31,
                                                                  --------------------------------------------------
                                                                           1998                       1999
                                                                  -----------------------    -----------------------
                                                                      AS                         AS
                                                                  PREVIOUSLY        AS       PREVIOUSLY       AS
                                                                   REPORTED      RESTATED     REPORTED     RESTATED
                                                                  ----------     --------    ----------    --------
    Vacation Interval Sales....................................    $135,582      $134,413     $191,207      $192,767
    Sampler sales..............................................       2,768         1,356     $  4,250         1,665
    Total revenues.............................................     160,755       158,408      230,758       230,443
    Total costs and expenses...................................     130,945       130,217      199,402       201,642
    Income before provision for income taxes...................      29,810        28,191       31,356        28,801
    Net income.................................................      18,378        17,381       19,284        17,711
    Earnings per share - basic ................................        1.45          1.38         1.50          1.37
    Earnings per share - diluted...............................        1.45          1.37         1.50          1.37

    Net cash used in operating activities......................      17,633        99,512        7,705       120,971
    Net cash used in investing activities......................      94,475        12,552      123,093        10,480

                                                                                       DECEMBER 31, 1999
                                                                                     ------------------------
                                                                                         AS
                                                                                     PREVIOUSLY        AS
                                                                                      REPORTED      RESTATED
                                                                                     ------------   --------
                    Notes receivable, net.......................................      $286,581      $282,290
                    Accrued interest receivable.................................              (a)      2,255
                    Land held for sale..........................................              (a)      1,078
                    Prepaid and other assets....................................        17,203        16,947
                    Accounts payable and accrued expenses.......................        15,539        13,398
                    Accrued interest payable....................................              (a)      2,621
                    Unearned revenues...........................................         5,601         7,998
                    Deferred income taxes, net..................................        28,251        26,256
                    Notes payable and capital lease obligations.................       194,171       194,468
                    Retained earnings...........................................        56,737        53,543
                    Total shareholders' equity..................................       161,210       158,016

(a) - Not previously presented separately

The restatement also resulted in a decrease in retained earnings of $624,000 as of January 1, 1998.




                                     -more-

         A summary of the significant effects of the restatement on the Company's condensed consolidated financial statements for the nine months ended September 30, 2000, each of the fiscal 1999 quarters, and the fiscal 2000 quarters ended March 31, 2000, June 30, 2000, and September 30, 2000 is as follows (in thousands):

                                                                                       NINE MONTHS ENDED
                                                                                      SEPTEMBER 30, 2000
                                                                                    ------------------------
                                                                                         AS
                                                                                     PREVIOUSLY        AS
                                                                                      REPORTED      RESTATED
                                                                                    -----------     --------
     Vacation interval sales...................................................       $174,876      $181,421
     Sampler sales.............................................................          4,172         2,537
     Total revenues............................................................        211,745       217,310
     Provision for uncollectible notes.........................................         17,488        60,128
     Total costs and expenses..................................................        195,701       241,028
     Income (loss) before income taxes and extraordinary item..................         16,044       (23,718)
     Income (loss) before extraordinary item...................................          9,866       (14,930)
     Net income................................................................         10,182       (14,614)

     Earnings (loss) per share before extraordinary item - basic and diluted...            .77         (1.16)
     Earnings (loss) per share - basic and diluted.............................            .79         (1.14)

     Net cash provided by (used in) operating activities.......................          6,857       (95,478)
     Net cash provided by (used in) financing activities.......................       (103,779)      ( 1,688)

                                                                        QUARTER ENDED
                                           ----------------------------------------------------------------------
                                               MARCH 31, 1999           JUNE 30, 1999         SEPTEMBER 30, 1999
                                           ----------------------   ----------------------   --------------------
                                              AS                       AS                       AS
                                           PREVIOUSLY      AS       PREVIOUSLY      AS       PREVIOUSLY     AS
                                            REPORTED     RESTATED    REPORTED     RESTATED    REPORTED   RESTATED
                                           ----------    --------   ----------    --------   ----------  --------
Total revenues...........................   $49,080      $49,419      $56,373     $55,098     $61,534    $ 61,862
Total costs and expenses.................    41,195       42,309       47,468      47,485      52,710      53,023
Income before provision for income
    taxes................................     7,885        7,110        8,905       7,613       8,824       8,839
Net income...............................     4,849        4,372        5,477       4,682       5,427       5,436
Earnings per share - basic and
    diluted..............................       .38          .34          .42         .36         .42         .42
                                                QUARTER ENDED
                                           -----------------------
                                               DECEMBER 31, 1999
                                           -----------------------
                                              AS
                                           PREVIOUSLY        AS
                                            REPORTED      RESTATED
                                           ----------    ---------
Total revenues...........................  $   63,771    $  64,065
Total costs and expenses.................      58,029       58,825
Income before provision for income
    taxes................................       5,743        5,240
Net income...............................       3,532        3,222
Earnings per share - basic and
    diluted..............................         .27          .25

                                                                                       QUARTER ENDED
                                                            ---------------------------------------------------------------------
                                                               MARCH 31, 2000          JUNE 30, 2000         SEPTEMBER 30, 2000
                                                            --------------------    ---------------------   ---------------------
                                                                AS                      AS                     AS
                                                            PREVIOUSLY    AS        PREVIOUSLY      AS      PREVIOUSLY      AS
                                                             REPORTED   RESTATED     REPORTED    RESTATED    REPORTED    RESTATED
                                                            ----------  --------    ----------   --------   ----------   --------
Total revenues.............................................  $ 64,906   $ 65,393     $ 71,319    $ 70,882     $ 75,519   $ 81,034
Total costs and expenses...................................    61,857     62,909       65,395      75,033       68,449    103,086
Income (loss) before provision (benefit) for income
    taxes and extraordinary item...........................     3,049      2,484        5,924      (4,151)       7,070    (22,052)
Income (loss) before extraordinary item....................     1,875      1,564        3,643      (2,607)       4,348    (13,888)
Net income (loss)..........................................     1,875      1,564        3,959      (2,291)       4,348    (13,888)
Earnings (loss) per share before extraordinary item -
    basic and diluted......................................       .15        .12          .29        (.20)         .34      (1.08)
Earnings (loss) per share - basic and diluted..............       .15        .12          .31        (.18)         .34      (1.08)



                                   ----------